Exhibit 99.1

LIQUIDITY SERVICES, INC. ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS

— Revenue of $49.3 million up 33% — Gross Merchandise Volume (GMV) of $60.0 million up 37% - Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $4.7 million —

WASHINGTON — May 2, 2007 - Liquidity Services, Inc. (NASDAQ: LQDT; www.liquidityservicesinc.com) today reported its financial results for its fiscal second quarter ended March 31, 2007 (Q2-07).  Liquidity Services, Inc. is a leading online auction marketplace for wholesale, surplus and salvage assets.

Liquidity Services, Inc. (LSI or the Company) reported record consolidated Q2-07 revenue of $49.3 million, representing a growth rate of approximately 33% when compared to the prior year’s comparable period, and record adjusted EBITDA of $4.7 million.  LSI also reported record GMV of $60.0 million for Q2-07, representing a growth rate of approximately 37% when compared to the prior year’s comparable period.  GMV is the total sales volume of all merchandise sold through our marketplaces during a given period.

Net income in Q2-07 was $2.5 million or $0.09 diluted earnings per share. Adjusted net income in Q2-07 was $2.8 million or $0.10 adjusted diluted earnings per share.

LSI enables buyers and sellers to transact in an efficient, automated online auction environment. The Company’s marketplaces provide professional buyers access to a global, organized supply of wholesale, surplus and salvage assets presented with digital images and other relevant product information. Additionally, LSI enables its corporate and government sellers to enhance their financial return on excess assets by providing a liquid marketplace and value-added services that are integrated into a single offering. The Company organizes its products into categories across major industry verticals such as consumer electronics, general merchandise, apparel, scientific equipment, aerospace parts and equipment, technology hardware, and scrap metals. The Company’s online auction marketplaces are www.liquidation.com, www.govliquidation.com and www.liquibiz.com. LSI also operates a wholesale industry portal, www.goWholesale.com, that connects advertisers with buyers seeking products for resale and related business services.

The Company’s ability to create liquid marketplaces for wholesale, surplus and salvage assets generates a continuous flow of goods from its corporate and government sellers. This flow of goods in turn attracts an increasing number of professional buyers to the marketplaces.

“Q2 was another strong quarter for LSI as growth in our commercial business accelerated and our scrap business with the Department of Defense (DoD) continued to post impressive gains,” said Bill Angrick, Chairman and CEO of LSI.  “Our performance during the quarter reflected solid execution of our business strategy as our commercial business grew approximately 161% over the prior year period and 42% sequentially from Q1-07. In fact, our commercial GMV has grown more than three-fold during the past six quarters and now represents the largest segment of our business at approximately 48% of GMV during Q2. Our scrap business with the Department of Defense (DoD), which grew approximately 62% over the prior year period, also contributed to strong growth in GMV and Adjusted EBITDA during the quarter. We believe Q2-07 results demonstrate that large corporations are increasingly relying on our online platform and service offerings to realize greater returns and efficiencies in the tracking and sale of surplus and salvage assets. To meet the increased demand for our service offering, we continue to make substantial investments to support a much larger commercial business, including the addition of a new general manager for our commercial Asset Recovery Division during Q2. Our buyer marketplace continues to deliver strong results for our sellers as we averaged over 5 auction participants per completed transaction during Q2.”

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Business Outlook

The following forward-looking statements are based on current business trends and our current operating environment, including (i) the reengineering of certain business and inventory processes in our Surplus business with the Department of Defense (DoD), which has resulted in a slowdown of property received by the DoD, and that we anticipate a modest increase in the flow of these goods over the next two quarters from the quarter ended March 31, 2007;  (ii) the fact that we believe we have yet to realize the full potential of recent significant investments in new distribution centers, personnel, and value-added services necessary to support a much larger commercial business in the future, which has resulted in less than optimal profitability in the near term; and (iii) the acquisition of STR, Inc., which closed on October 16, 2006.  Our results may be materially affected by changes in business trends and our operating environment, as well as by other factors, including investments we expect to make in our infrastructure and value-added services to support new business in both commercial and public sector markets.

Our Scrap contract with the DoD includes an incentive feature, which can increase the amount of profit sharing distribution we receive from 20% up to 22%.  Payments under this incentive feature are based on the amount of scrap we sell for the DoD to small businesses during the preceding 12 months as of June 30th of each year.  Therefore, we will record this benefit, to the extent achieved for the 12 months ended June 30, 2007, in the quarter ended June 30, 2007.  We are eligible to receive this incentive in each year of the term of the Scrap contract. For the purposes of providing guidance regarding our projected financial results for fiscal year 2007, we have assumed that we will receive this incentive in the quarter ended June 30, 2007.  In addition, there are incentive features in our Surplus contract that allow us to earn up to an additional 5.5% of the profit sharing distribution above our new base rate of 25%, which began December 1, 2006.  For the purposes of providing guidance regarding our projected financial results for fiscal year 2007, we have assumed that we will not receive any of the Surplus contract incentive payments, as the period we would be eligible to record such incentive may not occur until the fourth quarter of fiscal year 2007 or the first quarter of fiscal year 2008.

Our guidance adjusts EBITDA and Diluted EPS for the effects of the adoption of FAS 123 (R), which we estimate to be approximately $525,000 to $575,000 for each of the remaining quarters in fiscal year 2007.

GMV — We expect GMV for fiscal year 2007 to range from $230 million to $235 million, which is an increase from the $220 million to $225 million range provided last quarter.  We expect GMV for Q3-07 to range from $58 million to $60 million.

Adjusted EBITDA — We expect Adjusted EBITDA for fiscal year 2007 to range from $19.5 million to $20.5 million, which is an increase from the $19.0 million to $20.0 million range provided last quarter.  We expect Adjusted EBITDA for Q3-07 to range from $5.6 million to $5.8 million.

Adjusted Diluted EPS — We estimate Adjusted Earnings Per Diluted Share for fiscal year 2007 to range from $0.41 to $0.42, which is an increase from the $0.40 to $0.42 range provided last quarter.  In Q3-07, we estimate Adjusted Earnings Per Diluted Share to be approximately $0.12.

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Key Q2-07 Operating Metrics

Registered Buyers — At the end of Q2-07, registered buyers totaled approximately 613,000, representing a 33% increase over the approximately 459,000 registered buyers at the end of Q2-06.

Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), increased to a record 287,000 in Q2-07, an approximately 10% increase over the approximately 261,000 auction participants in Q2-06.

Completed Transactions — Completed transactions increased to approximately 52,000, an approximately 9% increase for Q2-07 from the approximately 48,000 completed transactions in Q2-06.  In addition, we experienced a 25% increase in the average value of our transactions, over the same period, resulting from product mix, lotting and merchandising strategies, and buyer demand.

GMV and Revenue Mix — GMV and revenue continue to diversify due to the continued rapid growth in our commercial and scrap businesses.  As a result, the percentage of GMV and revenue derived from the DoD Surplus Contract (under which our revenue is based on the profit-sharing model) has decreased to 25.5% and 31.0%, respectively, versus 52.2% and 61.7%, respectively, in the prior year period.  The percentage of GMV and revenue derived from our commercial marketplaces business, which includes the acquired STR business and our Liquidation.com marketplace, increased to 47.6% and 34.8%, respectively, from 25.0% and 9.4%, respectively, in the prior year period.  The table below summarizes the GMV and revenue from the Company’s two significant contracts with the DoD (Surplus and Scrap), and our commercial and international businesses.

GMV Mix

	Q2-07	Q2-06
Profit-Sharing Model:
Surplus	25.5%	52.2%
Scrap	22.9%	19.3%
Total Profit Sharing	48.4%	71.5%

Commercial Marketplaces:
Consignment Model	26.0%	23.3%
Purchase Model	21.6%	1.7%
Total Commercial Marketplaces	47.6%	25.0%

International and Other	4.0%	3.5%
Total	100.0%	100.0%

Revenue Mix

	Q2-07	Q2-06
Profit-Sharing Model:
Surplus	31.0%	61.7%
Scrap	27.8%	22.8%
Total Profit Sharing	58.8%	84.5%

Commercial Marketplaces:
Consignment Model	8.5%	7.4%
Purchase Model	26.3%	2.0%
Total Commercial Marketplaces	34.8%	9.4%

International and Other	6.4%	6.1%
Total	100.0%	100.0%

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Liquidity Services, Inc.
Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA.  EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus (a) interest income and expense and other income, net; (b) provision for income taxes; (c) amortization of contract intangibles; and (d) depreciation and amortization. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust EBITDA for stock compensation expense.

	Three months Ended March 31,		Six months Ended March 31,
	2007	2006	2007	2006
	(Unaudited) (In thousands)
Net income	$2,474	$1,928	$4,787	$3,396
Interest (income) expense and other income, net	(551)	211	(1,149)	574
Provision for income taxes	1,746	1,259	3,288	2,238
Amortization of contract intangibles	203	203	407	407
Depreciation and amortization	309	170	581	322

EBITDA	4,181	3,771	7,914	6,937
Stock compensation expense	519	51	883	61

Adjusted EBITDA	$4,700	$3,822	$8,797	$6,998

Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share.  Adjusted net income is a supplemental non-GAAP financial measure and is equal to net income plus tax effected stock compensation expense.  Adjusted basic and diluted earnings per share are determined using Adjusted Net Income.

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006
	(Unaudited) (Dollars in thousands, except per share data)
Net income	$2,474	$1,928	$4,787	$3,396
Stock compensation expense (net of tax)	306	31	521	37

Adjusted net income	$2,780	$1,959	$5,308	$3,433

Adjusted basic earnings per common share	$0.10	$0.08	$0.19	$0.16

Adjusted diluted earnings per common share	$0.10	$0.08	$0.19	$0.14

Basic weighted average shares outstanding	27,708,278	22,409,104	27,652,849	20,721,638

Diluted weighted average shares outstanding	28,526,789	25,052,464	28,463,064	23,950,415

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Conference Call

The Company will host a conference call to discuss the fiscal second quarter 2007 results at 5 p.m. Eastern Time today.  Investors and other interested parties may access the teleconference by dialing (800) 322-5044 or (617) 614-4927 and providing the participant pass code 71126366.  A live web cast of the conference call and a slide presentation will be provided on the Company’s investor relations website at http://www.liquidityservicesinc.com.  Slides will be made available for download 30 minutes prior to the start of the call.  A replay of the web cast and slide presentation will be available on the Company’s website for 30 calendar days ending June 1, 2007 at 11:59 p.m. ET.  An audio replay of the teleconference will also be available until June 1, 2007 at 11:59 p.m. ET.  To listen to the replay, dial (888) 286-8010 or (617) 801-6888 and provide pass code 50170513.  Both replays will be available starting at 7:00 p.m. on the day of the call.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of certain components of financial performance.  These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA and Adjusted Net Income and Adjusted Earnings Per Share.  These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future.  We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis because the measures do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures.  In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting.  These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, can be found in the financial tables included in this press release.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. LSI reviews GMV because it provides a measure of the volume of goods being sold in its marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, registered buyers, auction participants and completed transactions also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, We believe this supplemental operating data provides useful information to both management and investors.  In addition, because LSI has historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting.  This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document.  Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, our dependence on our contracts with the DoD for a significant portion of our revenue; our ability to successfully expand the supply of merchandise available for sale on our online marketplaces and attract and retain active professional buyers to purchase the merchandise.  There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

Contact:

Julie Davis

Director, Investor Relations

202.467.6868 ext. 234

julie.davis@liquidityservicesinc.com

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Liquidity Services, Inc. and Subsidiaries
Condensed Balance Sheets
(In Thousands)

	March 31,	September 30,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$60,186	$66,647
Other current assets	19,917	9,264
Total current assets	80,103	75,911
Property and equipment, net	3,914	2,362
Intangible assets and goodwill, net	16,302	8,587
Other assets	1,875	1,178
Total assets	$102,194	$88,038
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other	$8,493	$7,356
Profit-sharing distributions payable	10,392	7,736
Customer payables	7,694	6,658
Current portion of capital lease obligations and long-term debt	24	79
Total current liabilities	26,603	21,829
Long-term liabilities, net of current portion	1,496	457
Total liabilities	28,099	22,286
Stockholders’ equity	74,095	65,752
Total liabilities and stockholders’ equity	$102,194	$88,038

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Liquidity Services, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006

Revenue	$49,281	$37,101	$94,448	$69,308
Costs and expenses:
Cost of goods sold (excluding amortization)	11,698	2,595	20,160	4,962
Profit-sharing distributions	17,731	20,719	36,460	38,889
Technology and operations	8,397	4,739	16,238	8,794
Sales and marketing	3,225	2,100	6,189	3,915
General and administrative	4,049	3,177	7,487	5,811
Amortization of contract intangibles	203	203	407	407
Depreciation and amortization	309	170	581	322

Total costs and expenses	45,612	33,703	87,522	63,100

Income from operations	3,669	3,398	6,926	6,208
Interest income (expense) and other income, net	551	(211)	1,149	(574)

Income before provision for income taxes	4,220	3,187	8,075	5,634
Provision for income taxes	(1,746)	(1,259)	(3,288)	(2,238)

Net income	$2,474	$1,928	$4,787	$3,396

Basic earnings per common share	$0.09	$0.08	$0.17	$0.16

Diluted earnings per common share	$0.09	$0.08	$0.17	$0.14

Basic weighted average shares outstanding	27,708,278	22,409,104	27,652,849	20,721,638

Diluted weighted average shares outstanding	28,526,789	25,052,464	28,463,064	23,950,415